Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Komag, Incorporated:
     We consent to incorporation by reference in the registration statements (Numbers 333-107261, 333-116591, and 333-101125) on Form S-8, and (Numbers 333-110182 and 333-98785) on Form S-3 of Komag, Incorporated, of our report dated March 6, 2006, with respect to the consolidated balance sheets of Komag, Incorporated and subsidiaries as of January 1, 2006 and January 2, 2005 and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 1, 2006 and the related financial statement schedule, and our report dated March 6, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2006, and the effectiveness of internal control over financial reporting as of January 1, 2006, which reports appear in the January 1, 2006 annual report on Form 10-K of Komag, Incorporated.
San Francisco, California
March 6, 2006